                                 EXHIBIT 23.3



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


                         INDEPENDENT AUDITORS' CONSENT


Allied Environmental Services, Inc. and Affiliates
Merrick, New York


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our reports relating to the combined financial statements of Allied Environmental Services, Inc. and affiliates dated October 12, 1995 (except for Notes 1 and 7, which are June 25, 1996) for the five month period ended November 30, 1996 and seven month period ended June 30, 1995 and November 12, 1996 for the year ended June 30, 1996 included in the Eastern Environmental Services Inc.'s Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, May 13, 1997 and June 6, 1997).



                                         /s/ BDO Seidman, LLP
                                         ----------------------------
                                         BDO Seidman, LLP


Philadelphia, Pennsylvania

June 19, 1997





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